UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2016
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 2.02 Results of Operations and Financial Condition

On November 9, 2016 TASER International, Inc. (the “Company”) issued a press release regarding the Company’s financial results for its third quarter of 2016. The full text of the press release, together with the unaudited condensed consolidated statements of operations, segment reporting, balance sheets, selected cash flow information, statistical measures and reconciliations of GAAP to non-GAAP financial measures are attached hereto as Exhibit 99.1. The Company has also provided additional unaudited statistical data for its third quarter of 2016 as attached hereto as Exhibits 99.2.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2016, TASER International, Inc. (the “Company”) announced it is commencing a search for a new Chief Financial Officer (“CFO”). Daniel M. Behrendt, the Company’s current CFO, will remain with the Company is his current capacity through the filing of the Company’s 2016 Form 10-K. Upon his separation from the Company, Mr. Behrendt will receive the benefits to which he is entitled pursuant to his executive employment agreement, which include two years of base salary and estimated bonus as well as the acceleration of certain restricted stock units. The total estimated severance amounts to approximately $1.5 million.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated November 9, 2016
99.2	Unaudited operating metrics dated November 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2016	TASER International, Inc.
	By:	/s/ DANIEL M. BEHRENDT
Daniel M. Behrendt
Chief Financial Officer